 Filed Pursuant to Rule 424(b)(5)
 Registration No. 333-285870
PROSPECTUS
ELUTIA INC.
Up to $50,000,000
Shares of Class A Common Stock
We have entered into a Controlled Equity OfferingSM Sales Agreement, or the sales agreement, with Cantor Fitzgerald & Co., or the Agent, relating to the sale of shares of our Class A common stock, par value $0.001 per share, offered by this prospectus. In accordance with the terms of the sales agreement, under this prospectus we may offer and sell up to $50.0 million of shares of our Class A common stock from time to time through or to the Agent, as sales agent or principal.
Our Class A common stock is listed on the Nasdaq Capital Market under the symbol “ELUT.” On March 17, 2025, the last reported sale price of the Class A common stock on the Nasdaq Capital Market was $3.20 per share.
Sales of our Class A common stock, if any, under this prospectus may be made by any method permitted by law that is deemed an “at the market offering” as defined in Rule 415(a)(4) promulgated under the Securities Act of 1933, as amended, or the Securities Act. The Agent is not required to sell any specific number or dollar amount of shares of our Class A common stock. The Agent will use commercially reasonable efforts, consistent with its normal sales and trading practices, to solicit offers to purchase the Class A common stock under the terms and subject to the conditions set forth in the sales agreement. There is no arrangement for funds to be received in any escrow, trust or similar arrangement. The net proceeds from any sales under this prospectus will be used as described under the section entitled “Use of Proceeds.”
The Agent will be entitled to compensation at a commission rate equal to 3.0% of the gross proceeds of shares sold under the sales agreement. In connection with the sale of our Class A common stock on our behalf, the Agent will be deemed to be an “underwriter” within the meaning of the Securities Act and the compensation of the Agent will be deemed to be underwriting commissions or discounts. We have also agreed to provide indemnification and contribution to the Agent with respect to certain liabilities, including liabilities under the Securities Act and the Securities Exchange Act of 1934, as amended, or the Exchange Act. See “Plan of Distribution” beginning on page 15 for additional information regarding the compensation to be paid to the Agent.
INVESTING IN OUR SECURITIES INVOLVES RISK. BEFORE BUYING ANY OF OUR CLASS A COMMON STOCK, YOU SHOULD REVIEW CAREFULLY THE “RISK FACTORS” BEGINNING ON PAGE 5 OF THIS PROSPECTUS AND THE DOCUMENTS INCORPORATED BY REFERENCE HEREIN.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of our Class A common stock or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.
Cantor
The date of this prospectus is April 7, 2025.

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ABOUT THIS PROSPECTUS
This prospectus relates to part of a registration statement on Form S-3 that we have filed with the Securities and Exchange Commission, or SEC, utilizing a “shelf” registration process. Under the registration statement, we may, from time to time, sell any combination of the securities described in the registration statement. Under this prospectus, we may offer and sell shares of our Class A common stock having an aggregate offering price of up to $50.0 million from time to time at prices and on terms to be determined by market conditions at the time of the offering.
Before buying any of the Class A common stock that we are offering, we urge you to carefully read this prospectus and all of the information incorporated by reference in this prospectus, as well as the additional information described under the headings “Where You Can Find More Information; Incorporation by Reference”. These documents contain important information that you should consider when making your investment decision.
To the extent there is a conflict between the information contained in this prospectus, on the one hand, and the information contained in any document incorporated by reference in this prospectus that was filed with the SEC before the date of this prospectus, on the other hand, you should rely on the information in this prospectus. If any statement in one of these documents is inconsistent with a statement in another document having a later date — for example, a document incorporated by reference in this prospectus filed after the date of this prospectus — the statement in the document having the later date modifies or supersedes the earlier statement.
We further note that the representations, warranties and covenants made by us in any agreement that is filed as an exhibit to any document that is incorporated by reference herein or as an exhibit to the registration statement of which this prospectus is a part were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreement, and should not be deemed to be a representation, warranty or covenant to you. Moreover, such representations, warranties or covenants were accurate only as of the date when made. Accordingly, such representations, warranties and covenants should not be relied on as accurately representing the current state of our affairs.
Neither we nor the Agent have authorized anyone to provide you with any information or to make any representation, other than those contained or incorporated by reference in this prospectus. Neither we nor the Agent take any responsibility for, and provide no assurance as to the reliability of, any other information that others may give you. You should assume that the information appearing in this prospectus and the documents incorporated by reference in this prospectus is accurate only as of the date of those respective documents. Our business, financial condition, results of operations and prospects may have changed since those dates.
We are offering to sell, and seeking offers to buy, our Class A common stock only in jurisdictions where offers and sales are permitted. The distribution of this prospectus and the offering of the Class A common stock in certain jurisdictions may be restricted by law. Persons outside the United States who come into possession of this prospectus must inform themselves about, and observe any restrictions relating to, the offering of the Class A common stock and the distribution of this prospectus outside the United States.
Market data and industry statistics used throughout this prospectus and the documents incorporated by reference into this prospectus are based on independent industry publications, reports by market research firms and other published independent sources. Although we believe these sources are credible, we have not independently verified the data or information obtained from these sources. Accordingly, investors should not place undue reliance on this information. By including such market data and information, we do not undertake a duty to update or provide that data in the future.
When used in this prospectus, the terms “company,” “Elutia,” “we,” “our” and “us” refer to Elutia Inc. (formerly known as Aziyo Biologics, Inc.) and its subsidiaries, unless otherwise specified or unless the context requires otherwise.
This prospectus and the documents incorporated by reference into this prospectus include trademarks, service marks and trade names owned by us or other companies. All trademarks, service marks and trade names included or incorporated by reference into this prospectus are the property of their respective owners.

We use our trademarks and our logo, in this prospectus and the documents incorporated by reference. This prospectus and the documents incorporated by reference also include trademarks, tradenames and service marks that are the property of other organizations. Solely for convenience, trademarks and tradenames referred to in this prospectus appear without the ® and ™ symbols, but those references are not intended to indicate, in any way, that we will not assert, to the fullest extent under applicable law, our rights or that the applicable owner will not assert its rights, to these trademarks and tradenames.

SPECIAL NOTE ABOUT FORWARD-LOOKING STATEMENTS
This prospectus and the documents incorporated by reference into this prospectus may include forward-looking statements regarding our prospective performance and strategies within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. We intend for such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995, and are including this statement for purposes of said safe harbor provisions. We intend such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in Section 27A of the Securities Act of 1933, as amended, referred to as the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended, referred to as the Exchange Act. These statements involve known and unknown risks, uncertainties and other important factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements.
Without limiting the foregoing, the words “aim,” “believe,” “may,” “should,” “expect,” “exploring,” “plan,” “anticipate,” “could,” “intend,” “target,” “opportunity,” “project,” “contemplate,” “believe,” “estimate,” “predict,” “potential,” “seeks,” or “continue” or the negative of these terms or other similar expressions, are intended to identify forward-looking statements, although not all forward-looking statements contain these words. These forward-looking statements are not a guarantee of future results, performance, or achievements, and one should avoid placing undue reliance on such statements.
These forward-looking statements are based on our management’s beliefs and assumptions and on information currently available to us. Such beliefs and assumptions may or may not prove to be correct. Additionally, such forward-looking statements are subject to several known and unknown risks, uncertainties and other important factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied in the forward-looking statements, including, but not limited to the following:
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our ability to successfully commercialize, market and sell our EluPro® antibacterial envelope device;

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our ability to continue as a going concern;

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our ability to achieve or sustain profitability;

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the risk of product liability claims and our ability to obtain or maintain adequate product liability insurance;

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our ability to defend against the various lawsuits related to our recall of a single lot of Fiber Viable Bone Matrix, or FiberCel, our recall of a single lot of another viable bone matrix, or VBM, product and the market withdrawal of all of our viable bone matrix products, and to avoid a material financial consequence from such lawsuits;

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our ability to prevail in lawsuits and claims seeking indemnity, contribution and insurance coverage for FiberCel and VBM liabilities;

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the continued and future acceptance of our products by the medical community;

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our ability to enhance our products, expand our product indications and develop, acquire and commercialize additional product offerings;

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our dependence on our commercial partners and independent sales agents to generate a substantial portion of our net sales;

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our dependence on a limited number of third-party suppliers and manufacturers, which, in certain cases are exclusive suppliers for products essential to our business;

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our ability to successfully realize the anticipated benefits of the sale of our Orthobiologics business;

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physician awareness of the distinctive characteristics, benefits, safety, clinical efficacy and cost-effectiveness of our products;

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our ability to compete against other companies, most of which have longer operating histories, more established products and/or greater resources than we do;

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pricing pressure as a result of cost-containment efforts of our customers, purchasing groups, third-party payors and governmental organizations could adversely affect our sales and profitability;

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our ability to obtain regulatory approval or other marketing authorizations by the U.S. Food and Drug Administration, or FDA, and comparable foreign authorities for our products and product candidates; and

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our ability to obtain, maintain and adequately protect our intellectual property rights.

Further information about these and other important factors that could materially affect the Company, including our results of operations, financial condition and stock price, is contained under the heading “Risk Factors” starting on page 5 of this prospectus, in Part I, Item 1A, “Risk Factors” and Part II, Item 7, “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our Annual Report on Form 10-K for the fiscal year ended December 31, 2024 and in our other filings with the SEC, each of which filings are accessible on the SEC’s website at www.sec.gov and the Investor Relations page of our website at https://investors.elutia.com/financials/sec-filings.
Moreover, we operate in an evolving environment. New risk factors and uncertainties may emerge from time to time, and it is not possible for management to predict all risk factors and uncertainties. In addition, the timing and occurrence or non-occurrence of events may be subject to circumstances beyond our control.
Furthermore, we routinely evaluate opportunities to expand through acquisitions and conduct due diligence activities in connection with such opportunities. As a result, acquisition discussions and, in some cases, negotiations, may take place at any time, and acquisitions involving cash or our debt or equity securities may occur.
You should not place undue reliance on the forward-looking statements contained in, or incorporated by reference into, this prospectus, which speak only as of the date of this prospectus. We do not assume any obligation to revise or update these forward-looking statements except as may be required by law.

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PROSPECTUS SUMMARY
This summary highlights selected information about us, this offering and information appearing elsewhere in this prospectus and in the documents we incorporate by reference. This summary is not complete and does not contain all of the information you should consider before investing in our securities. Before making an investment decision, to fully understand this offering and its consequences to you, you should carefully read this entire prospectus, including “Risk Factors” beginning on page 5 of this prospectus and the financial statements and related notes and the other information that we incorporate by reference into this prospectus.
Our Company
At Elutia, our mission is to humanize medicine so that patients can thrive without compromise. As a commercial-stage company, we seek to leverage our unique understanding of biologics combined with local drug delivery to improve the interaction between implanted medical devices and patients by reducing complications associated with these surgeries. These complications include infection, device migration, erosion, implant rejection, non-union of implants, fibrosis and scar formation. Our products are targeted to address unmet clinical needs with the goal of promoting healthy tissue formation and avoiding complications associated with medical device implants, such as scar tissue formation, capsular contraction, erosion, migration and infection. We currently focus on our priority markets — Device Protection and Women’s Health.
In Device Protection, we sell EluPro®, a unique bioenvelope designed to mitigate complications associated with the implantation of electronic medical devices such as pacemakers, internal defibrillators and neurostimulation devices. Complications addressed by EluPro include infection, device migration and erosion. The bioenvelope features a biomatrix comprised of extracellular matrix, which supports healthy wound healing and may facilitate re-operative procedures by reducing scar formation and fibrosis. Additionally, EluPro is embedded with the powerful antibiotics rifampin and minocycline, which are gradually released into the surrounding tissue over several weeks post-implantation to provide antimicrobial protection. EluPro is the only drug-eluting biomatrix offering in the U.S. implantable electronic device protection market. Alongside EluPro, we market the CanGaroo® bioenvelope, our first generation product, which uses the same biomatrix but does not contain antibiotics.
In Women’s Health, we have developed both patented and proprietary technologies, culminating in the creation of SimpliDerm® — a novel biological matrix that leverages the inherent science of natural healing processes. SimpliDerm’s design uses human-based hydrated acellular dermal matrix with heightened structural integrity and superior handling capabilities, which may mitigate inflammation and enhance tissue incorporation, leading to a better healing experience as compared to other human acellular dermal matrices, both lyophilized and pre-hydrated. We believe that these acellular dermal matrices represent an ideal choice for tissue repair and reconstruction, finding applications in fields such as breast reconstruction, sports medicine, hernia repair and trauma reconstruction.
We also sell legacy products into the Cardiovascular market. In Cardiovascular, we sell our specialized porcine small intestine submucosa, which is based on the same biomatrix used in EluPro and CanGaroo, for use as an intracardiac and vascular patch as well as for pericardial reconstruction. In addition, our TYKE product is designed for use in the neonatal patient population. These cardiovascular products are sold in the United States through an exclusive distribution agreement with LeMaitre Vascular, Inc. This agreement also provided LeMaitre with an option to acquire the Cardiovascular product line through March 2026.
We have a well-established and scalable internal manufacturing facility along with our corporate headquarters and other administrative location. Our Roswell, Georgia location is our processing, production and distribution facility for all of our implantable electronic Device Protection and Cardiovascular products. Our Silver Spring, Maryland location is our headquarters and functions as a research and development and corporate support center. Our San Diego, California location provides additional administrative oversight and support. With the sale of our Orthobiologics business in November 2023, we no longer operate our former Richmond, California human tissue processing and distribution facility; however, we continue to have a contract manufacturing relationship with the purchaser under which we receive SimpliDerm. In March 2025 we signed a lease for an additional facility in Gaithersburg, Maryland for purposes of, among other things, the future internal production of current and future Women’s Health products.

We have incurred significant operating losses since our inception. We expect our losses to continue for the foreseeable future and these losses will continue to have an adverse effect on our financial position. For the year ended December 31, 2024, we had a net loss of $53.9 million and as of December 31, 2024, we had an accumulated deficit of $229.6 million. Because of the numerous risks and uncertainties associated with our commercialization and development efforts, we are unable to predict when we will become profitable, and we may never become profitable. Our inability to achieve and then maintain profitability would negatively affect our business, financial condition, results of operations and cash flows.
Corporate Information
We were incorporated under the laws of the State of Delaware on August 6, 2015 under the name Aziyo Biologics, Inc. On September 6, 2023, we changed our name to Elutia Inc. Our principal executive offices are located at 12510 Prosperity Drive, Suite 370, Silver Spring, MD 20904, and our telephone number is (240) 247-1170. We maintain a website at www.elutia.com. Information on the website is not incorporated by reference and is not a part of this prospectus.

THE OFFERING
Class A common stock offered by us
Shares of our Class A common stock having an aggregate offering price of up to $50.0 million.
Class A common stock to be outstanding immediately after this offering
Up to 52,275,618 shares, assuming the sale of $50.0 million of shares of our Class A common stock in this offering at a public offering price of $3.18 per share, which was the closing price of our Class A common stock on the Nasdaq Capital Market on March 14, 2025. The actual number of shares issued in this offering will vary depending on how many shares of our Class A common stock we choose to sell and the prices at which such sales occur.
Class B common stock to be outstanding immediately after this offering
4,313,406 shares.
Plan of Distribution
“At the market offering” that may be made from time to time through or to, at our option, the Agent. See “Plan of Distribution” beginning on page 15 of this prospectus.
Use of proceeds
We currently expect to use the net proceeds from this offering for working capital and other general corporate purposes which may include product development and clinical research activities, current and additional sales personnel, commissions based on sales, capital expenditures related to expansion of production, administrative expenses, interest on outstanding debt and payments related to our revenue interest obligation, and/or resolution of claims related to the 2021 recall of our FiberCel fiber viable bone matrix and 2023 recall of our other viable bone matrix product. In addition, we may use a portion of the net proceeds for the acquisition of, or investment in, technologies, intellectual property or businesses that complement our business; however, we have no understandings, agreements or commitments to do so as of the date of this prospectus. Please see “Use of Proceeds” on page 8.
Voting rights
We have two classes of common stock: Class A common stock and Class B common stock. The rights of the holders of Class A common stock and Class B common stock are identical, except with respect to voting and conversion.
Each share of Class A common stock is entitled to one vote and shares of Class B common stock are non-voting, except as may be required by law.
Each share of Class B common stock may be converted into one share of Class A common stock at the option of its holder, subject to the ownership limitations provided for in our amended and restated certificate of incorporation.
Risk factors
See “Risk Factors” beginning on page 5 of this prospectus and in the documents incorporated by reference into this prospectus for a discussion of factors that you should read and consider before investing in our securities.
Listing
Our Class A common stock is listed on The Nasdaq Capital Market under the symbol “ELUT”.
Transfer agent
Equiniti Trust Company, LLC

The number of shares of Class A common stock to be outstanding after this offering is based on 36,552,348 shares of our Class A common stock and 4,313,406 shares of our Class B common stock outstanding at March 13, 2025 and excludes the following:
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4,778,326 shares of Class A common stock issuable upon exercise of prefunded warrants outstanding at an exercise price of $0.001 per share;

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187,969 shares of Class A common stock issuable upon exercise of warrants outstanding at an exercise price of $6.65 per share;

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1,342,766 shares of Class A common stock reserved for issuance upon the settlement of outstanding restricted stock units;

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3,220,991 shares of Class A common stock reserved for issuance upon the exercise of outstanding stock options with a weighted average exercise price of $5.23 per share;

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1,724,986 shares of Class A common stock reserved and available for issuance under the Elutia Inc. Amended and Restated 2020 Incentive Award Plan; and

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791,675 shares of Class A common stock reserved and available for issuance under the Elutia Inc. 2020 Employee Stock Purchase Plan.

RISK FACTORS
Investing in our securities involves risk. Before deciding whether to invest in our securities, you should carefully consider the risk factors we describe in this prospectus or in any report incorporated by reference into this prospectus, including our most Annual Report on Form 10-K, any Quarterly Report on Form 10-Q and all other information contained or incorporated by reference into this prospectus, as updated by our subsequent filings under the Exchange Act, and the risk factors and other information contained in any applicable prospectus supplement and any applicable free writing prospectus. Although we discuss key risks in those risk factor descriptions, additional risks not currently known to us or that we currently deem immaterial also may impair our business. Our subsequent filings with the SEC may contain amended and updated discussions of significant risks. We cannot predict future risks or estimate the extent to which they may affect our financial performance.
Risks Related to this Offering and our Securities
Management will have broad discretion as to the use of the proceeds from this offering, and we may not use the proceeds effectively.
Our management will have broad discretion in the application of the net proceeds from this offering and could spend the proceeds in ways that do not improve our results of operations or enhance the value of our Class A common stock. Our failure to apply these funds effectively could have a material adverse effect on our business and cause the price of our Class A common stock to decline.
You may experience future dilution as a result of future equity offerings and other issuances of our Class A common stock or other securities. In addition, this offering and future equity offerings and other issuances of our Class A common stock or other securities may adversely affect our Class A common stock price.
In order to raise additional capital, we may in the future offer additional shares of our Class A common stock or other securities convertible into or exchangeable for our Class A common stock at prices that may not be the same as the price per share in this offering. We may not be able to sell shares or other securities in any other offering at a price per share that is equal to or greater than the price per share paid by investors in this offering, and investors purchasing shares or other securities in the future could have rights superior to existing stockholders. The price per share at which we sell additional shares of our Class A common stock or securities convertible into Class A common stock in future transactions may be higher or lower than the price per share in this offering. You will incur dilution upon exercise of any outstanding stock options, warrants or upon the issuance of shares of Class A common stock under our stock incentive programs. In addition, the sale of shares in this offering and any future sales of a substantial number of shares of our Class A common stock in the public market, or the perception that such sales may occur, could adversely affect the price of our Class A common stock. We cannot predict the effect, if any, that market sales of those shares of Class A common stock or the availability of those shares of Class A common stock for sale will have on the market price of our Class A common stock.
You may experience immediate and substantial dilution in the book value per share of the Class A common stock you purchase.
Depending on the prices at which sales of Class A common stock are made in this offering, and the numbers of shares sold at various prices, you may suffer immediate and substantial dilution with respect to the net tangible book value of the Class A common stock you purchase in this offering. Assuming that an aggregate of 15,723,270 shares of our Class A common stock are sold at a price of $3.18 per share pursuant to this prospectus, which was the last reported sale price of our Class A common stock on the Nasdaq Capital Market on March 14, 2025, for aggregate gross proceeds of approximately $50.0 million, and after deducting the estimated offering-related expenses payable by us, our as adjusted net tangible book value as of December 31, 2024 would have been approximately $(6.5) million, or $(0.13) per share of Class A common stock. This amount represents an immediate increase in the adjusted net tangible book value of $1.42 per share of our Class A common stock to our existing stockholders and an immediate dilution in net tangible book value of $3.31 per share to the investors purchasing shares of our Class A common stock in this offering. See “Dilution” for a more detailed discussion of the dilution you may incur in connection with this offering.

An active trading market for our Class A common stock may not be developed or sustained.
Although our Class A common stock is listed on The Nasdaq Capital Market, the market for our Class A common stock has demonstrated varying levels of trading activity. Furthermore, the current level of trading may not be sustained in the future. The lack of an active market for our Class A common stock may impair investors’ ability to sell their shares at the time they wish to sell them or at a price that they consider reasonable, may reduce the fair market value of their shares and may impair our ability to raise capital to continue to fund operations by selling shares and may impair our ability to acquire additional intellectual property assets by using our shares as consideration.
Our stock price may be subject to substantial volatility, and stockholders may lose all or a substantial part of their investment.
Our Class A common stock currently trades on The Nasdaq Capital Market, or Nasdaq. There is limited public float, and trading volume historically has been low and sporadic. As a result, the market price for our Class A common stock may not necessarily be a reliable indicator of our fair market value. The price at which our Class A common stock trades may fluctuate as a result of a number of factors, including the number of shares available for sale in the market, quarterly variations in our operating results, actual or anticipated announcements of new releases by us or competitors, the gain or loss of significant customers, changes in the estimates of our operating performance, market conditions in our industry and the economy as a whole.
Because we do not anticipate paying any cash dividends on our Class A common stock in the foreseeable future, capital appreciation, if any, will be your sole source of gain.
We have never paid or declared any cash dividends on our Class A common stock. We currently intend to retain earnings, if any, to finance the growth and development of our business and we do not anticipate paying any cash dividends in the foreseeable future. As a result, only appreciation of the price of our Class A common stock will provide a return to our stockholders.
Our failure to maintain compliance with the Nasdaq Stock Market’s continued listing requirements could result in the delisting of our Class A common stock.
The listing of our Class A common stock on Nasdaq is subject to a number of conditions, including that the total market value of the company’s listed securities remain at or above a certain level. In the past, we have not maintained that required level and have been at risk of our Class A common stock being delisted by Nasdaq. Although we were able to regain compliance with the rule and avoid having our Class A common stock delisted, there is no guarantee that, in view of the volatility of our stock and other factors, we might not run afoul of the market value listing condition or other similar listing conditions in the future. The delisting of our Class A common stock would have a material adverse effect on the liquidity of the Class A common stock, and could have a material adverse effect on its price. Moreover, the threat of delisting could have similar consequences.
It is not possible to predict the actual number of shares we will sell under the sales agreement, or the gross proceeds resulting from those sales.
Subject to certain limitations in the sales agreement and compliance with applicable laws, we have the discretion to deliver a placement notice to the Agent at any time throughout the term of the sales agreement. The number of shares that are sold through the Agent after delivering a placement notice will fluctuate based on a number of factors, including the market price of our Class A common stock during the term of the sales agreement, the limits we set with the Agent in any applicable placement notice, and the demand for our Class A common stock during the term of the sales agreement. Because the price per share of each share sold will fluctuate during the term of the sales agreement, it is not currently possible to predict the number of shares that will be sold or the gross proceeds to be raised in connection with the sales of shares of common stock offered under this prospectus.
The Class A common stock offered hereby will be sold in “at the market offerings,” and investors who buy shares at different times will likely pay different prices.
Investors who purchase shares in this offering at different times will likely pay different prices, and so may experience different levels of dilution and different outcomes in their investment results. We will have discretion, subject to market demand, to vary the timing, prices and numbers of shares sold in this offering. In addition, there is no minimum or maximum sales price for shares to be sold in this offering. Investors may experience a decline in the value of the shares they purchase in this offering as a result of sales made at prices lower than the prices they paid.

USE OF PROCEEDS
We may issue and sell shares of our Class A common stock having an aggregate offering price of up to $50.0 million from time to time. Because there is no minimum offering amount required as a condition to close this offering, the actual total public offering amount, commissions and proceeds to us, if any, are not determinable at this time. There can be no assurance that, in the future, we will sell any shares under or fully utilize the sales agreement with the Agent as a source of financing.
We currently expect to use the net proceeds from this offering for working capital and other general corporate purposes which may include product development and clinical research activities, current and additional sales personnel, commissions based on sales, capital expenditures related to expansion of production, administrative expenses, interest on outstanding debt and payments related to our revenue interest obligation, and/or resolution of claims related to the 2021 recall of our FiberCel fiber viable bone matrix and 2023 recall of our other viable bone matrix product. In addition, we may use a portion of the net proceeds for the acquisition of, or investment in, technologies, intellectual property or businesses that complement our business; however, we have no understandings, agreements or commitments to do so as of the date of this prospectus.
Our management will have significant discretion and flexibility in applying the net proceeds from any sale of Class A common stock.
As of December 31, 2024, we had $23.5 million of indebtedness outstanding under our senior secured term loan facility with SWK Funding LLC, or SWK, as agent, and other lenders party thereto, and an exit fee liability to SWK of $0.9 million, with such balances being net of $0.5 million of unamortized discount and deferred financing costs. The weighted average interest rate of the indebtedness was 13.4% for the year ended December 31, 2024. See Notes 10 and 11 to the consolidated financial statements appearing in our Annual Report on Form 10-K for the year ended December 31, 2024, incorporated herein by reference, for further information on our loan facility agreement with SWK, and for a description of our revenue interest obligation to Ligand Pharmaceuticals, respectively.
DIVIDEND POLICY
We have never declared or paid any cash dividends on our capital stock. We intend to retain future earnings, if any, to finance the operation and expansion of our business and do not anticipate paying any cash dividends in the foreseeable future. Any future determination related to our dividend policy will be made at the discretion of our board of directors after considering our financial condition, results of operations, capital requirements, business prospects and other factors the board of directors deems relevant, and subject to the restrictions contained in our existing senior, secured credit facility with SWK Funding LLC and any future financing instruments.

DILUTION
If you invest in our Class A common stock in this offering, your ownership interest will be diluted to the extent of the difference between the public offering price per share and the as adjusted net tangible book value per share of our Class A common stock after this offering.
Our net tangible book value is the amount of our total tangible assets less our total liabilities. Net tangible book value per share is our net tangible book value divided by the number of shares of Class A and Class B common stock outstanding as of December 31, 2024. Our net tangible book value as of December 31, 2024 was approximately $(54.5) million, or $(1.55) per share of Class A and Class B common stock.
After giving effect to the assumed sale by us of shares of our Class A common stock having an aggregate offering price of $50.0 million at an assumed public offering price of $3.18 per share of Class A common stock, which was the last reported sale price of our Class A common stock on the Nasdaq Capital Market on March 14, 2025, and after deducting estimated commissions and estimated offering expenses payable by us, our as adjusted net tangible book value as of December 31, 2024 would have been approximately $(6.5) million, or $(0.13) per share of Class A and Class B common stock. This amount represents an immediate increase in the adjusted net tangible book value of $1.42 per share of our Class A and Class B common stock to our existing stockholders and an immediate dilution in net tangible book value of $3.31 per share to the investors purchasing Class A common stock in this offering.
The following table illustrates this dilution on a per share basis:
Assumed offering price per share		$3.18
Net tangible book value per share as of December 31, 2024	$(1.55)
Increase in net tangible book value per share as of December 31, 2024, attributable to investors	$1.42
As adjusted net tangible book value per share as of December 31, 2024, after giving effect to this offering		$(0.13)
Dilution per share to investors		$3.31
The shares sold in this offering, if any, will be sold from time to time at various prices. Assuming all of the Class A common stock in an aggregate amount of $50.0 million is sold in this offering at the assumed public offering price of $3.68 per share, a $0.50 increase in such offering price would increase our as adjusted net tangible book value (or decrease as adjusted net tangible book deficit) per share after this offering to $0.02 per share and the dilution to new investors to $3.66 per share, after deducting commissions and estimated offering expenses payable by us. A $0.50 decrease in the assumed public offering price would decrease our as adjusted net tangible book value per share after this offering to $(0.28) per share and the dilution to new investors to $2.96 per share, after deducting commissions and estimated offering expenses payable by us. The information discussed above is illustrative only and will adjust based on the actual public offering price, the actual number of shares that we offer in this offering, and other terms of this offering determined at the time of each offer and sale.
The number of shares of Class A common stock to be outstanding after this offering is based on 36,552,348 shares of our Class A common stock and 4,313,406 shares of our Class B common stock outstanding at March 13, 2025 and excludes the following:
•
4,778,326 shares of Class A common stock issuable upon exercise of prefunded warrants outstanding at an exercise price of $0.001 per share;

•
187,969 shares of Class A common stock issuable upon exercise of warrants outstanding at an exercise price of $6.65 per share;

•
1,342,766 shares of Class A common stock reserved for issuance upon the settlement of outstanding restricted stock units;

•
3,220,991 shares of Class A common stock reserved for issuance upon the exercise of outstanding stock options with a weighted average exercise price of $5.23 per share;

•
1,724,986 shares of Class A common stock reserved and available for issuance under the Elutia Inc. Amended and Restated 2020 Incentive Award Plan; and

•
791,675 shares of Class A common stock reserved and available for issuance under the Elutia Inc. 2020 Employee Stock Purchase Plan.

To the extent that any of these outstanding stock options or warrants are exercised, these restricted stock units vest or we issue additional shares under the Elutia Inc. Amended and Restated 2020 Incentive Award Plan, there may be further dilution to new investors. In addition, we may choose to raise additional capital due to market conditions or strategic considerations even if we believe we have sufficient funds for our current or future operating plans. To the extent that additional capital is raised through the sale of equity or convertible debt securities, the issuance of these securities could result in further dilution to our stockholders.

DESCRIPTION OF CAPITAL STOCK
Authorized Capital Stock
The following description of our restated certificate of incorporation (the “Certificate of Incorporation”), and amended and restated bylaws (the “Bylaws”) are summaries and are qualified in their entirety by reference to the full text of our Certificate of Incorporation and our Bylaws, each of which have been publicly filed with the Securities and Exchange Commission (the “SEC”). We encourage you to read the full text of our Certificate of Incorporation and our Bylaws and the applicable provisions of the Delaware General Corporation Law (the “DGCL”) for additional information.
Our authorized capital stock consists of 200,000,000 shares of Class A common stock, par value $0.001 per share, 20,000,000 shares of Class B common stock, par value $0.001 per share, and 10,000,000 shares of preferred stock, par value $0.001 per share, all of which are undesignated.
Class A Common Stock and Class B Common Stock
Holders of our Class A common stock are entitled to one vote for each share held on all matters submitted to a vote of stockholders and do not have cumulative voting rights. An election of directors by our stockholders shall be determined by a plurality of the votes cast. Subject to the supermajority votes for some matters, all other elections and questions presented to the stockholders shall be decided by the affirmative vote of the holders of a majority in voting power of the votes cast affirmatively or negatively (excluding abstentions) at the meeting by the holders entitled to vote thereon. Our Certificate of Incorporation and Bylaws also provide that our board of directors or any individual director may be removed only for cause and only by the affirmative vote of the holders of at least two-thirds in voting power of the outstanding shares of capital stock entitled to vote thereon. In addition, the affirmative vote of the holders of at least two-thirds in voting power of the outstanding shares of capital stock entitled to vote thereon is required to amend or repeal, or to adopt any provision inconsistent with, several of the provisions of our Certificate of Incorporation. See below under “Anti-Takeover Effects of Delaware Law and Our Certificate of Incorporation and Bylaws — Amendment of Charter Provisions.”
Holders of our Class B common stock have identical rights to holders of our Class A common stock as set forth in the preceding paragraph, other than as follows: (i) except as otherwise expressly provided in our Certificate of Incorporation or as required by applicable law, on any matter that is submitted to a vote by our stockholders, while holders of our Class A common stock are entitled to one vote per share of Class A common stock, holders of our Class B common stock are not entitled to any votes per share of Class B common stock, including for the election of directors, and (ii) while holders of our Class A common stock have no conversion rights, holders of our Class B common stock shall have the right to convert each share of our Class B common stock into one share of Class A common stock at such holder’s election, provided that as a result of such conversion, such holder and all other persons or entities whose beneficial ownership of Class A common stock would be aggregated with the shares of Class A common stock held by the holder for purposes of Section 13(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the applicable rules and regulations thereunder, would not beneficially own in excess of 4.9% of any class of our securities registered under the Exchange Act. Accordingly, the holders of a majority of the outstanding shares of Class A common stock entitled to vote in any election of directors can elect all of the directors standing for election, if they so choose, other than any directors that holders of any preferred stock we may issue may be entitled to elect.
Holders of our common stock are entitled to receive proportionately any dividends as may be declared by our board of directors, subject to any preferential dividend rights of any series of preferred stock that we may designate and issue in the future, and to the requirements of law.
In the event of our liquidation or dissolution, the holders of our common stock are entitled to receive proportionately our net assets available for distribution to stockholders after the payment of all debts and other liabilities and subject to the prior rights of any outstanding preferred stock. Holders of our common stock have no preemptive, subscription, redemption or conversion rights. Our outstanding shares of common stock are validly issued, fully paid and nonassessable. The rights, preferences and privileges of holders of common stock are subject to and may be adversely affected by the rights of the holders of shares of any series of preferred stock that we may designate and issue in the future.
Preferred Stock
Under the terms of our Certificate of Incorporation, our board of directors is authorized to direct us to issue shares of preferred stock in one or more series without stockholder approval. Our board of directors has the discretion to determine the rights, preferences, privileges and restrictions, including voting rights, dividend rights, conversion rights, redemption privileges and liquidation preferences, of each series of preferred stock.
The issuance of preferred stock, while providing flexibility in connection with possible acquisitions, future financings and other corporate purposes, could have the effect of making it more difficult for a third party to acquire, or could discourage a third party from seeking to acquire, a majority of our outstanding voting stock.
Anti-Takeover Effects of Delaware Law and Our Certificate of Incorporation and Bylaws
Some provisions of Delaware law, our Certificate of Incorporation and our Bylaws could make the following transactions more difficult: an acquisition of us by means of a tender offer; an acquisition of us by means of a proxy contest or otherwise; or the removal of our incumbent officers and directors. It is possible that these provisions could make it more difficult to accomplish or could deter transactions that stockholders may otherwise consider to be in their best interest or in our best interests, including transactions which provide for payment of a premium over the market price for our shares.
Undesignated Preferred Stock
The ability of our board of directors, without action by the stockholders, to issue up to 10,000,000 shares of undesignated preferred stock with voting or other rights or preferences as designated by our board of directors could impede the success of any attempt to change control of us. These and other provisions may have the effect of deferring hostile takeovers or delaying changes in control or management of the Company.
Stockholder Meetings
Our Bylaws provide that a special meeting of stockholders may be called only by our board of directors, chairperson of the board, chief executive officer or president (in the absence of a chief executive officer).
Requirements for Advance Notification of Stockholder Nominations and Proposals
Our Bylaws establish advance notice procedures with respect to stockholder proposals to be brought before a stockholder meeting and the nomination of candidates for election as directors, other than nominations made by or at the direction of the board of directors or a committee of the board of directors.
Elimination of Stockholder Action by Written Consent
Our Certificate of Incorporation eliminates the right of stockholders to act by written consent without a meeting.
Staggered Board
In accordance with our Certificate of Incorporation, and subject to the rights of holders of any series of preferred stock to elect directors, our board of directors is divided into three classes. Each class shall consist, as nearly as may be possible, of one-third of the total number of directors constituting the entire board of directors. The directors in each class will serve for a three-year term, with one class being elected each year by our stockholders. Our Certificate of Incorporation and Bylaws provide that the authorized number of directors may be changed only by resolution of the board of directors. This system of electing and removing directors may delay or prevent a change of management or a change in control of our company and tend to discourage a third party from making a tender offer or otherwise attempting to obtain control of us, because it generally makes it more difficult for stockholders to replace a majority of the directors.
Removal of Directors
Our Certificate of Incorporation provides that no member of our board of directors may be removed from office by our stockholders except for cause and, in addition to any other vote required by law, upon the approval of the holders of at least two-thirds in voting power of the outstanding shares of stock entitled to vote in the election of directors.
Stockholders Not Entitled to Cumulative Voting
Our Certificate of Incorporation does not permit stockholders to cumulate their votes in the election of directors. Accordingly, a plurality of the votes cast by holders of shares of our Class A common stock shall be sufficient to elect all of the directors standing for election, if they choose, other than any directors that holders of our preferred stock may be entitled to elect.
Delaware Anti-Takeover Statute
We are subject to Section 203 of the DGCL, which prohibits persons deemed to be “interested stockholders” from engaging in a “business combination” with a publicly held Delaware corporation for three years following the date these persons become interested stockholders unless the business combination is, or the transaction in which the person became an interested stockholder was, approved in a prescribed manner or another prescribed exception applies. Generally, an “interested stockholder” is a person who, together with affiliates and associates, owns, or within three years prior to the determination of interested stockholder status did own, 15% or more of a corporation’s voting stock. Generally, a “business combination” includes a merger, asset or stock sale, or other transaction resulting in a financial benefit to the interested stockholder. The existence of this provision may have an anti-takeover effect with respect to transactions not approved in advance by the board of directors.
Choice of Forum
Our Certificate of Incorporation provides that, unless we consent in writing to the selection of an alternative form, the Court of Chancery of the State of Delaware is the sole and exclusive forum for: (1) any derivative action or proceeding brought on our behalf; (2) any action asserting a claim of breach of a fiduciary duty owed by any of our directors, officers, employees or stockholders; (3) any action asserting a claim against us arising pursuant to any provision of the DGCL or as to which the DGCL confers jurisdiction on the Court of Chancery of the State of Delaware; or (4) any action asserting a claim governed by the internal affairs doctrine. Under our Certificate of Incorporation, this exclusive forum provision does not apply to suits brought to enforce any liability or duty created by the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act, or any other claim for which the federal courts have exclusive jurisdiction. If and only if the Court of Chancery of the State of Delaware dismisses any such action for lack of subject matter jurisdiction, such action may be brought in another state or federal court sitting in the State of Delaware. Our Certificate of Incorporation further provides that, unless we consent in writing to the selection of an alternative forum, the federal district courts of the United States of America shall, to the fullest extent permitted by law, be the sole and exclusive forum for the resolution of any complaint asserting a cause of action arising under the Securities Act. Our Certificate of Incorporation also provides that any person or entity purchasing or otherwise acquiring or holding any interest in shares of our capital stock shall be deemed to have notice of and to have consented to this choice of forum provision. It is possible that a court of law could rule that the choice of forum provision contained in our Certificate of Incorporation is inapplicable or unenforceable if it is challenged in a proceeding or otherwise.
Amendment of Charter Provisions
The amendment of any of the above provisions, except for the provision making it possible for our board of directors to issue preferred stock and the provision prohibiting cumulative voting, would require approval by holders of at least two-thirds in voting power of the outstanding shares of stock entitled to vote thereon.

The provisions of Delaware law, our Certificate of Incorporation and our Bylaws could have the effect of discouraging others from attempting hostile takeovers and, as a consequence, they may also inhibit temporary fluctuations in the market price of our Class A common stock that often result from actual or rumored hostile takeover attempts. These provisions may also have the effect of preventing changes in the composition of our board and management. It is possible that these provisions could make it more difficult to accomplish transactions that stockholders may otherwise deem to be in their best interests.
Stock Exchange Listing
Our Class A common stock is listed on The Nasdaq Capital Market under the symbol “ELUT.”

PLAN OF DISTRIBUTION
We entered into the Sales Agreement with the Agent on March 17, 2025. Pursuant to this prospectus, we may offer and sell shares of our Class A common stock having an aggregate gross sales price of up to $50.0 million from time to time through or to the Agent acting as sales agent or principal. A copy of the Sales Agreement has been filed as an exhibit to our registration statement on Form S-3 of which this prospectus forms a part.
Upon delivery of a placement notice to the Agent and subject to the terms and conditions of the Sales Agreement, the Agent may sell shares of our Class A common stock by any method permitted by law deemed to be an “at the market offering” as defined in Rule 415(a)(4) promulgated under the Securities Act. We may instruct the Agent not to sell Class A common stock if the sales cannot be effected at or above the price designated by us from time to time. We or the Agent may suspend the offering of Class A common stock upon notice and subject to other conditions.
We will pay the Agent’s commissions, in cash, for its services in acting as sales agent in the sale of our Class A common stock. The aggregate compensation payable to the Agent will be equal to 3.0% of the aggregate gross proceeds from each sale of shares of Class A common stock by the Agent pursuant to the Sales Agreement. We have also agreed to reimburse a portion of the Agent’s expenses, including the legal fees, in connection with this offering, and disbursements of its legal counsel, (a) in an amount not to exceed $75,000 in connection with the execution of the Sales Agreement, (b) in an amount not to exceed $25,000 per calendar quarter thereafter payable in connection with each representation date with respect to which we are obligated to deliver a certificate to the Agent pursuant to the Sales Agreement for which no waiver is applicable and excluding the date of the Sales Agreement, and (c) in an amount not to exceed $40,000 for each program “refresh” (filing of a new registration statement, prospectus or prospectus supplement relating to the shares of Class A common stock to be sold pursuant to the Sales Agreement and/or an amendment of the Sales Agreement) executed pursuant to the Sales Agreement. In accordance with FINRA Rule 5110 these reimbursed fees and expenses are deemed sales compensation in connection with this offering. We estimate that the total expenses for the offering, excluding compensation and reimbursements, if any, payable to the Agent under the terms of the Sales Agreement, will be approximately $500,000. Because there is no minimum offering amount required as a condition to close this offering, the actual total public offering amount, commissions and proceeds to us, if any, are not determinable at this time.
Settlement for sales of shares of Class A common stock will occur on the first trading day following the date on which any sales are made (or such earlier day as is industry practice for regular-way trading), or on some other date that is agreed upon by us and the Agent in connection with a particular transaction, in return for payment of the net proceeds to us. Sales of our Class A common stock as contemplated in this prospectus will be settled through the facilities of The Depository Trust Company or by such other means as we and the Agent may agree upon. There is no arrangement for funds to be received in an escrow, trust or similar arrangement.
The Agent will use its commercially reasonable efforts, consistent with its normal trading and sales practices, to solicit offers to purchase shares of our Class A common stock under the terms and subject to the conditions set forth in the Sales Agreement. In connection with the sale of the shares of Class A common stock on our behalf, the Agent will be deemed to be an “underwriter” within the meaning of the Securities Act, and the compensation of the Agent will be deemed to be underwriting commissions or discounts. We have also agreed to provide indemnification and contribution to the Agent against certain liabilities, including liabilities under the Securities Act and the Exchange Act.
The offering of shares of our Class A common stock pursuant to the Sales Agreement will terminate upon the earlier of (1) the sales of all shares of our Class A common stock subject to the Sales Agreement, or (2) the termination of the Sales Agreement as permitted therein. We and the Agent may each terminate the Sales Agreement at any time upon ten days’ prior notice.
The Agent and its affiliates may in the future provide various investment banking, commercial banking and other financial services for us, our subsidiaries and our affiliates, for which services they may in the future receive customary fees.

LEGAL MATTERS
The validity and enforceability, as applicable, of the Class A common stock being offered by this prospectus will be passed upon for us by Kilpatrick Townsend & Stockton LLP, Atlanta, Georgia. Duane Morris LLP, New York, New York, is representing Cantor Fitzgerald & Co. in connection with the offering.
EXPERTS
The financial statements incorporated in this prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 2024 have been so incorporated in reliance on the report (which contains an explanatory paragraph relating to the Company’s ability to continue as a going concern as described in Note 2 to the financial statements) of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

WHERE YOU CAN FIND MORE INFORMATION; INCORPORATION BY REFERENCE
Available Information
We file reports, proxy statements and other information with the SEC. The SEC maintains a web site that contains reports, proxy and information statements and other information about issuers, such as us, who file electronically with the SEC. The address of that website is http://www.sec.gov.
Our web site address is www.elutia.com. The information on our web site, however, is not, and should not be deemed to be, a part of this prospectus.
This prospectus is part of a registration statement that we filed with the SEC and does not contain all of the information in the registration statement. The full registration statement may be obtained from the SEC or us, as provided below. For further information with respect to us and the Class A common stock covered by this prospectus, please see the registration statement and the exhibits filed with the registration statement. Whenever we make reference in this prospectus to any of our contracts, agreements or other documents, the references are not necessarily complete and you should refer to the exhibits filed as part of the registration statement for copies of the actual contract, agreement or other document. You may inspect a copy of the registration statement through the SEC’s website, as provided above.
Incorporation by Reference
The SEC’s rules allow us to “incorporate by reference” information into this prospectus, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus, and subsequent information that we file with the SEC will automatically update and supersede that information.
Any statement contained in this prospectus or a previously filed document incorporated by reference will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or a subsequently filed document incorporated by reference modifies or replaces that statement.
This prospectus incorporates by reference the documents set forth below (SEC File No. 001-39577) that have previously been filed with the SEC (other than those documents or the portions of those documents not deemed to be filed):
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Our Annual Report on Form 10-K for the year ended December 31, 2024, filed with the SEC on March 11, 2025.

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The information specifically incorporated by reference into our Annual Report on Form 10-K for the year ended December 31, 2024 filed with the SEC on March 11, 2025, from our Definitive Proxy Statement on Schedule 14A, filed with the SEC on April 4, 2025.

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Our Current Reports on Form 8-K filed with the SEC on February 3, 2025 and February 4, 2025.

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The description of our Class A common stock and Class B common stock contained in Exhibit 4.9 to our Annual Report on Form 10-K for the ended December 31, 2024, filed with the SEC on March 11, 2025, and any amendment or report filed with the SEC for the purpose of updating the description.

All reports and other documents we subsequently file pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, which we refer to as the “Exchange Act” in this prospectus, prior to the termination of this offering, including all such documents we may file with the SEC after the date of the initial registration statement and prior to the effectiveness of the registration statement, but excluding any information furnished to, rather than filed with, the SEC, will also be incorporated by reference into this prospectus and deemed to be part of this prospectus from the date of the filing of such reports and documents.

You may request a free copy of any of the documents incorporated by reference in this prospectus by writing or telephoning us at the following address:
Elutia Inc.
12510 Prosperity Drive, Suite 370 Silver Spring, MD 20904
(240) 247-1170
Exhibits to the filings will not be sent, however, unless those exhibits have specifically been incorporated by reference in this prospectus.

ELUTIA INC.
Up to $50,000,000
Shares of Class A Common Stock

PROSPECTUS

Cantor
April 7, 2025